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                               STOCK PURCHASE AGREEMENT




                                       COMPANY:

                           NORTH AMERICAN SCIENTIFIC, INC.,
                                 a Delaware corporation



                                      INVESTOR:

                                 MENTOR CORPORATION,
                               a Minnesota corporation





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                               STOCK PURCHASE AGREEMENT


    THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated for reference purposes as June 16, 1997, is between NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation (the "Company"), and MENTOR CORPORATION, a Minnesota corporation (the "Investor), with respect to the following facts.

    A. Simultaneously with the execution of this Agreement, the Company and the Investor are entering into an Exclusive Marketing and Distribution Agreement (the "Distribution Agreement") pursuant to which Investor will acquire the right to market and distribute on an exclusive basis for use in the Field of Use identified in the Distribution Agreement certain radioactive sources proposed to be manufactured by the Company.

    B. In connection with their execution of the Distribution Agreement, the Company desires to sell and issue to the Investor and the Investor desires to purchase from the Company, shares of Common Stock and Preferred Stock of the Company on the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual promises set forth below and intending to be legally bound, the parties hereby agree as follows:

1.  DEFINITIONS

    For purposes of this Agreement, the terms set forth below shall be used as they are defined in this Section.

    1.1   Annual Report.   The term "Annual Report" means the Company's Annual
Report on Form 10-KSB for the fiscal year ended October 31, 1996 and filed with the Securities and Exchange Commission (the "Commission") on January 21, 1997.

    1.2 Certificate of Designation. The term "Certificate of Designation" means the Certificate of Designation of the Rights, Preferences and Privileges of the Company's Series A Preferred Stock to be issued to the Investor under this Agreement. A copy of the Certificate of Designation is set forth in Exhibit A hereto.

    1.3 Closing Date. The date of the closing of the purchase of the Common Stock, or the date of the closing of the purchase of the Series A Preferred Stock, as the case may be.

    1.4 Company Documents. The term "Company Documents" means and includes the Distribution Agreement and any other contract or agreement being entered into or delivered pursuant to or in connection with this Agreement.

    1.5   Distribution Agreement.  The term "Distribution



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Agreement" means the  Exclusive Marketing and Distribution Agreement between the
Company and the Investor referred to in Recital A, above, a copy of which is attached as EXHIBIT B to this Agreement.

    1.6 First Closing. The term "First Closing" means the closing of the purchase by the Investor of 250,000 shares of the Common Stock of the Company.

    1.7 Intellectual Property. The term "Intellectual Property" means and includes all inventions, patents, patent applications, copyrights and copyright rights, trademarks, service marks, trade secrets, and other proprietary rights, and all foreign, domestic, federal and state registrations and applications applicable to or covering any or all of the foregoing.

    1.8 Material Agreement. Any contract or agreement to which the Company is a party or by which the Company or its assets are bound, a breach of which could reasonably be expected to have a material adverse effect on the Company's business, operations or financial condition.

    1.9 Quarterly Report. The term "Quarterly Report" means the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1997 and filed with the Commission on or about March 15, 1997.

    1.10 SEC Filings. All forms, reports, schedules, statements and other documents required to be filed by either party since October 31, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act (as such documents have been amended since the time of their filing to the date of this Agreement.

    1.11 Second Closing. The term "Second Closing" means the closing of the purchase by the Investor of 333,334 shares of Series A Preferred Stock of the Company.

    1.12 Series A Preferred Stock. The term "Series A Preferred Stock" means those shares of Series A Convertible Preferred Stock of the Company to be issued pursuant to and having the rights, preferences and privileges set forth in the Certificate of Designation attached as EXHIBIT A to this Agreement.

    1.13 Shares. The term "Shares" means and includes the shares of Common Stock and Series A Preferred Stock issuable by the Company to the Investor pursuant to this Agreement.

    1.14 Taxes. The term "Taxes" means and includes all federal, state, local and foreign income, franchise, gross receipts, business license, sales, use, withholding, employment, property and other taxes imposed on the Company or any of its property for any taxable period or portion thereof that ends on or


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before the Closing Date, and all interest, penalties and additions to tax attributable thereto.

    1.15 Tax Returns. The term "Tax Returns" means and includes all tax and information returns, reports and other filings required to be made by the Company with any federal, state, local or foreign governmental agency with respect to any Taxes applicable to or imposed upon the Company with respect to any period ending on or before the Closing Date.

2.  AGREEMENT TO SELL AND PURCHASE SHARES

    Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Company hereby agrees to issue and sell to the Investor and the Investor agrees to purchase from the
Company:

    2.1 Sale of Common Stock. At the First Closing: Two Hundred Fifty Thousand (250,000) shares of its Common Stock at a purchase price of Four Dollars ($4.00) per share for a total purchase price of One Million Dollars ($1,000,000); and

    2.2 Sale of Series A Preferred Stock. At the Second Closing: Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four (333,334) shares of Series A Preferred Stock at a purchase price of Six Dollars ($6.00) per share for a total purchase price of Two Million Dollars ($2,000,004).

3.  CLOSING DATES; DELIVERIES BY THE PARTIES

    3.1 Closing Dates. Each closing shall be consummated through telephone conference calls, the execution of closing documents in counterparts and their delivery by facsimile transmission, and a wire transfer of funds, followed by the delivery of manually signed original documents and certificates through an overnight courier or delivery service, without the need for the parties or their counsel to be present at the same location.

          3.1.1 The First Closing shall take place concurrently with the delivery to the Investor of the opinion of patent counsel called for by Section
4.1.7 of this Agreement.

          3.1.2 The Second Closing shall take place within three (3) business days after the date on which NAMS has secured the approvals from the United States Food and Drug Administration necessary to market and sell its I-125 radioactive sources in interstate commerce in the United States.

    3.2 Deliveries by the Company. On the applicable Closing Date, the Company shall make the following deliveries to or for the benefit of the
Investor:

          3.2.1    At the First Closing, the Company shall


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deliver the following documents and instruments:

              A.   The Distribution Agreement, duly executed by the Company;

              B.   An opinion of the Company's patent counsel as called for by
Section 4.1.7, below, in content satisfactory to the Company and its counsel;

              C. Stock Certificates evidencing the Shares of Common Stock purchased by the Investor; and

              D. Such other agreements, documents and certificates as the Investor reasonably may request for purposes of effecting the transactions contemplated in this Agreement and the other Company Documents.

          3.2.2 At the Second Closing, the Company shall deliver the following documents and instruments:

              A. A copy of the 510(K) premarketing approval issued by the Food and Drug Administration authorizing the manufacture, sale and use of the Model MED 36-31-A Brachytherodine I-125 Sources proposed to be manufactured by the Company.

              B. Stock Certificates evidencing the Shares of Preferred Stock being purchased by the Investor;

              C. A certificate executed by the Chief Executive Officer of the Company stating in effect that (1) the representations and warranties made by the Company in SECTION 6 of this Agreement continue to be true and correct in all material respects and (2) all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Second Closing Date, or which are a condition precedent to the obligation of Investor to purchase the Series A Preferred Stock, have been performed, complied with or satisfied in all material respects; and

              D. Such other agreements, documents and certificates as the Investor reasonably may request for purposes of effecting the transactions contemplated in this Agreement and the other Company Documents.

    3.3 Deliveries by the Investor. On the applicable Closing Date, the Investor shall make the following deliveries to or for the benefit of the
Company:

          3.3.1 The following documents and instruments shall be delivered at the First Closing:

              A.   The Distribution Agreement, duly executed by Investor;

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              B.   Payment by wire transfer of the purchase price for the
Shares of Common Stock to be purchased by the Investor under this Agreement; and

              C. Such other agreements, documents and certificates as the Company reasonably may request for purposes of effecting the transactions contemplated in this Agreement or any of the other agreements contemplated in this Agreement and to which the Investor is a party.

          3.3.2 At the Second Closing, the Investor shall make payment for the Shares of Preferred Stock by wire transfer and shall deliver:

              A. A certificate executed by the Chief Executive Officer or the President of Investor stating in effect that (1) the representations and warranties made by the Investor in SECTION 7 of this Agreement continue to be true and correct in all material respects and (2) all covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the Second Closing Date, or which are a condition precedent to the obligation of the Company to sell the Series A Preferred Stock, have been performed, complied with or satisfied in all material respects; and

              B.. Such other agreements, documents and certificates as the Company reasonably may request for purposes of effecting the transactions contemplated in this Agreement or any of the other agreements contemplated in this Agreement and to which the Investor is a party.

    3.4 Simultaneous Delivery. The execution and delivery of the agreements and documents described in this SECTION 3 and to be delivered at the respective Closings, and the consummation of all of the transactions to be consummated at each Closing shall, as to each such Closing, be deemed to have been executed and delivered and to have taken place simultaneously, and no execution, delivery, payment or transaction scheduled to occur at a Closing shall be deemed to have occurred until all such executions, deliveries, payments and transactions scheduled to occur with respect to that Closing have in fact occurred.

4.  CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

    4.1 Conditions to the First Closing. The obligation of the Investor to purchase the Shares of Common Stock is subject to the fulfillment, or the waiver by the Investor, of each of the following conditions on or before the First Closing Date:

          4.1.1 Company's Representations. The representations and warranties made by the Company in SECTION 6 hereof shall be true and correct in all material respects when made, and shall be deemed repeated at and as of the Closing Date and shall be true and correct in all material respects at and as of the



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Closing Date.

          4.1.2 Company's Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

          4.1.3 Issuance of Shares. On the Closing Date, the purchase of the Shares by the Investor hereunder shall be legally permitted by all laws and regulations to which the Investor and the Company are subject.

          4.1.4 Material Adverse Change. From January 31, 1997 to the Closing Date, there shall not have occurred any material adverse change in the Company's business, operations or financial condition.

          4.1.5 Series A Preferences. The Board of Directors of the Company shall have adopted the recitals and resolutions set forth in the Certificate of Designation.

          4.1.6 Opinion of Counsel. Investor shall have received the opinion of counsel of the Company with respect to (a) its organization, good standing, and qualification to do business, (b) the due authorization and valid issuance of the Shares of the Common Stock and their status as fully paid, non-assessable shares, and (c) such other matters as counsel to the Investor may reasonably request.

          4.1.7 Opinion of Patent Counsel. There shall have been delivered to the Investor by the Company an opinion of the Company's patent counsel in content satisfactory to Investor and its counsel stating in substance that such patent counsel is generally knowledgeable with respect to the patent rights of Third Parties relating to radioactive sources, that such counsel has conducted such inquiry and investigation as it deemed reasonably necessary for the purpose of determining whether the presently intended manufacture, sale and/or use of the I-125 Sources manufactured by NAMS infringes any patent or intellectual property rights of any Third Party, and that nothing has come to the attention of such counsel during the course of its inquiries and investigations that would lead it to believe that the presently intended manufacture, sale and/or use of the I-125 Sources manufactured by NAMS infringes any patent or intellectual property rights of any Third Party.

          4.1.8 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Company Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor and its counsel, and the Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

    4.2 Conditions to the Second Closing. The obligation of the Investor to purchase the Shares of Preferred Stock is subject to the fulfillment, or the waiver by the Investor, of each of the following conditions on or before the First Closing Date:

          4.2.1 NAMS shall have provided MENTOR with a copy of the 510K premarketing approval obtained from the United States Food and Drug Administration necessary to market and sell its I-125 radioactive sources in interstate commerce in the United States; and

          4.2.2 The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

          4.2.3 There have been no material adverse change in the business, financial condition or the properties of the Company between the date of the First Closing and the date of the Second Closing.

5.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

    The obligations of the Company to issue and sell the Shares to the Investor at the Closing under this Agreement are subject to fulfillment, or the waiver, of each of the following conditions on or before the Closing at which such purchase and sale is to occur:

    5.1 Investor's Representations. The representations and warranties made by the Investor in SECTION 7 hereto shall be true and correct in all material respects when made, and shall be deemed repeated at and as of the Closing Date and shall be true and correct in all material respects at and as of the Closing Date.

    5.2 Investor Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

    5.3 Payment of Purchase Price. The Investor shall have paid to the Company the purchase price for the Shares.

    5.4 Company Consents. The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions to be effected at the Closing.

    5.5 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Company Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may


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reasonably request.


6.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    As a material inducement for the Investor to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to the Investor that all of the following are true and correct as of the date of this Agreement:

    6.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has all requisite power to own, lease, license and operate its assets, properties and business and to carry on its business as conducted during the 12-month period prior to the date hereof, as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing.

    6.2 Due Authorization: Enforceability. The Company has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the other Company Documents and to consummate the transactions contemplated herein and therein. This Agreement and the other Company Documents are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

    6.3 Authorization of Shares. The Company has duly authorized the sale and issuance pursuant to this Agreement of 250,000 shares of its Common Stock and 333,334 shares of its Series A Preferred Stock.

    6.4 Validity of This Agreement. The Company has full power and authority to execute and deliver this Agreement and each of the other Company Documents, to issue the Shares to the Investor pursuant to this Agreement, and to perform its obligations under and to consummate the transactions contemplated by this Agreement and each of the other Company Documents. The execution, delivery, and performance by the Company of this Agreement and each of the other Company Documents, the issuance and sale of the Shares pursuant to this Agreement, and the consummation of the transactions contemplated by this Agreement and each of the other Company Documents, (a) have been duly authorized and approved by all necessary corporate action on the part of the Company, its officers, directors and shareholders, and (b) will not violate any provision of law and will not conflict with, or result in a breach of, any of the terms of, or constitute


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a default under, the Company's Certificate of Incorporation, Bylaws, or any
contract or agreement, whether written or oral, judgment, decree, order, or other restriction to which the Company is a party or by which it or any of its properties is bound, and (c) will not result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of its Certificate of Incorporation, Bylaws or any Material Agreement, instrument, judgment, decree or order applicable to it.

    6.5 Capital Structure. The authorized capital stock of the Company consists of (a) 2,000,000 shares of Preferred Stock, without par value, of which 333,334 shares have been designated Series A Preferred Stock and (b) 10,000,000 shares of Common Stock having a par value of $.01 per share. As of the date of this Agreement, 3,073,201 shares of the Common Stock of the Company are issued and outstanding and there are no shares of the Series A Preferred Stock issued and outstanding. There are no outstanding preemptive rights, and there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any shares of its capital stock of any class or kind whatsoever, other than the rights, options and warrants described in the Company's SEC Filings. The outstanding shares of Common Stock and Preferred Stock of the Company are duly and validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

    6.6 Consents. Assuming the accuracy of the warranties and representations of, and the performance of this Agreement by, the Investor, no consent, approval, or authorization of or registration, qualification, designation, declaration, or filing with any governmental authority on the part of the Company is required in connection with the valid execution, delivery, or performance of this Agreement and each of the other Company Documents, or the offer, sale, or issuance of the Shares pursuant to this Agreement, or the consummation of any other transaction contemplated in this Agreement and each of the other Company Documents, except for the filing of notices with federal and state securities agencies with respect to the sale and issuance of the Shares and such consents, approvals, and authorizations as have already been obtained by the Company.

    6.7 Authority to Issue Stock. The Shares to be issued under this Agreement have been duly authorized and are not subject to any preemptive or protective rights on the part of the holders of any class of securities of the Company. The issuance, sale, and delivery of the Shares pursuant to this Agreement have been duly authorized by all necessary corporate action, and when issued, sold, and delivered in accordance with the provisions of this Agreement and upon the Company's receipt of the full purchase price therefor, will be duly and validly issued, fully paid, and nonassessable and will be issued in compliance with all applicable



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federal and state securities laws.

    6.8 Securities Laws. Assuming the accuracy of the warranties and representations of, and the performance of this Agreement by, the Investor, the offer, issuance, and sale of the Shares pursuant to this Agreement are, and at the time of issuance of the Shares, will be, exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and the qualification requirements of applicable state securities laws.

    6.9   Compliance with Laws; Governmental Matters.   The Company has in all
material respects complied with, and is now in all material respects in compliance with, all laws and orders known to the Company to be applicable to it. Except to the extent, if any, disclosed to the Investor in writing, the Company holds all business licenses, permits, franchises, orders and government approvals material to or necessary for the conduct of the Company's business as previously conducted during the 12-month period prior to the date hereof, as presently conducted or, except for FDA premarketing approval with respect to the Company's I-125 sources, as proposed to be conducted, other than those permits, if any, the absence of which would not have an adverse effect on the Company's business, operations or financial condition. Each license and permit is in full force and effect; the Company is now and has at all times in the past been in all material respects in full compliance with each thereof; no violations are or have in the last five years been recorded by any governmental authority in respect of any thereof; and no proceeding is pending or, to the best of the Company's knowledge, threatened, to revoke, amend or limit any thereof. There are no pending or, to the best of the Company's knowledge, threatened proceedings by or before any governmental authority which involve new special assessments, assessment districts, bonds, Taxes, condemnation actions, laws or orders or similar matters which, if instituted, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business or prospects of the Company.

    6.10 Intellectual Property. The Company has good and marketable title to, or a valid license interest in, all Intellectual Property used in and material to the Company's business. To the best of the Company's knowledge, no person has asserted any right or interest adverse to the Company in respect of any of the Company's Intellectual Property rights which would have a material adverse effect on the Company and its business other than those rights, if any, that have been disclosed to Investor by the Company in writing. To the best of the Company's knowledge, the conduct by the Company of its business does not infringe upon or violate the Intellectual Property rights of any other person or entity, nor has there been any claim to such effect.

    6.11 Financial Statements and Reports. The Company has filed with the Commission, and has heretofore made available to the Investor true, correct and complete copies of its SEC Filings. The Company's SEC Filings, including without limitation the Annual Report, the Quarterly Report and any financial statements or schedules included in any of such Filings, at the time filed, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the Commission thereunder. The financial statements with the notes thereto, contained in the Company's SEC Filings are in accordance with the respective books and records of the Company and its consolidated subsidiaries, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as otherwise indicated therein, and present fairly (subject, in the case of unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates, and the consolidated results of operations and retained earnings and cash flows (or changes in financial position) of the Company and its consolidated subsidiaries for the respective periods indicated thereby.

          6.11.1 Except as and to the extent set forth in the Quarterly Report, as of January 31, 1997 neither the Company nor any of its consolidated subsidiaries had any known liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which would be required by U.S. GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto).

          6.11.2 None of the following events has occurred or arisen since January 31, 1997:

              A. Any material adverse change in the financial condition or operations of the business of the Company and its consolidated subsidiaries, considered as a whole, from that shown in the Quarterly Report; or

              B. Any damage or destruction in the nature of a casualty loss, whether or not covered by insurance, materially and adversely affecting any property or business of the Company or any of its subsidiaries or affiliates which is material to the financial condition or the operation of the business of the Company and its subsidiaries considered as a whole; or

              C. Other than in the ordinary course of business consistent with past practice, any increase in the compensation payable currently or in the future by the Company or any of its subsidiaries under any employment agreement, whether written or oral, with any officer or salaried employee of the Company or any of its subsidiaries whose calendar year 1996 compensation exceeded $100,000, or in any bonus, insurance, pension or other benefit plan made for or with any of such officers or employees; or

              D. Any actual or threatened strike, slowdown, stoppage or other labor dispute which materially and adversely affects, or which the Company believes may materially and adversely affect, the business or prospects of the Company and its subsidiaries considered as a whole; or

              E. Any extraordinary loss (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("Opinion No. 30")) suffered by the Company or any of its subsidiaries which, singly or in the aggregate, is material to the Company and its subsidiaries considered as a whole.

          6.11.3 Since January 31, 1997, neither the Company nor any of its subsidiaries has engaged in any transaction material to the Company and its subsidiaries, considered as a whole, not in the ordinary course of its business, other than the transactions contemplated by this Agreement and the Distribution Agreement.

          6.11.4 No statement contained in any of the Company's SEC Filings, as of the date of such Filing, contained any untrue statement of a material fact, or omitted to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

    6.12 Full Disclosure. All documents and other papers delivered, or to be delivered, to the Investor by or on behalf of the Company in connection with this Agreement and the other Company Documents and the transactions contemplated herein and therein are, and at the time of delivery will be, true, correct and complete in all material respects. The information furnished to the Investor by or on behalf of the Company in connection with this Agreement and the other Company Documents and the transactions contemplated herein and therein does not, and will not, contain any untrue statement of a material fact and does not, and will not, omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading. There is no fact known to the Company which the Company has not disclosed to the Investor in writing which could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations, properties or prospects of the Company.

7.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

    As a material inducement for the Company to enter into and perform its obligations under this Agreement, the Investor hereby represents and warrants to the Company that all of the following are true and correct as of the date of this Agreement:

    7.1 Organization and Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has all requisite power to own, lease, license and operate its assets, properties and business and to carry on its business as conducted during the 12-month period prior to the date hereof, as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing.

    7.2 Due Authorization: Enforceability. The Investor has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the other Company Documents and to consummate the transactions contemplated herein and therein. This Agreement and the other Company Documents are the legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

    7.3 Validity of This Agreement. This Agreement and each of the other Company Documents constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The execution, delivery, and performance by the Investor of this Agreement and each of the other Company Documents, the purchase of the Shares under this Agreement, and the consummation of the transactions contemplated by this Agreement and each of the other Company Documents will not violate any provision of law applicable to the Investor and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, the Investor's Certificate of Incorporation, Bylaws, or any agreement, instrument, or other restriction to which the Investor is a party or by which it or any of its properties is bound.

    7.4 Consents. No consent, approval or authorization of or registration, qualification or filing with any governmental authority on the part of the Investor is required in connection with the valid execution, delivery, or performance of this Agreement and each of the other Company Documents, the purchase of the Shares pursuant to this Agreement, or the consummation of any other transaction contemplated in this Agreement and each of the other Company Documents.

    7.5   Securities Laws.   Investor satisfies the requirements for an
institutional investor set forth in Section 25102(i) of the California Corporations Code and is an Accredited Investor within the meaning of Regulation D under the Securities Act.

          7.5.1 The Investor has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had an opportunity to review the Company's facilities.

          7.5.2 The Investor has had the opportunity to obtain and review all information about the Company, and to ask such questions of the officers and directors of the Company, that the Investor deems necessary or appropriate in connection with the Investor's purchase of the Shares and investment in the Company. The Investor has had an opportunity to review and obtain copies of all documents and agreements of the Company referred to in this Agreement or any Exhibit hereto.

    7.6 Purchase for Investment. The Investor is purchasing the Shares for its own account for investment and not with a view to or for sale in connection with any distribution of any of the Shares, but without prejudice to the Investor's right to sell or otherwise dispose of all or any part of the Shares under a registration under the Securities Act or under an exemption from such registration. The Investor agrees that upon the request of the Company, it will execute and deliver to the Company an investment representation letter reasonably satisfactory to the Company.

    7.7 No Registration of Securities. The Investor understands that the Shares to be issued by the Company under this Agreement will not be registered under the Securities Act or the applicable securities laws of any state in reliance on the so-called "private offering" exemption provided by Section 4(2) of the Securities Act, Regulation D promulgated under the Securities Act, and by such state securities laws; that the Shares will constitute "restricted securities" within the meaning of the Securities Act, the rules and regulations of the Commission thereunder, including Rule 144, and the applicable state securities laws; and that the certificates and documents representing the Shares will bear the following restrictive legend:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, DISTRIBUTION OR RESALE THEREOF, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER SUCH ACT OR AN OPINION OF COUNSEL, SKILLED IN SECURITIES MATTERS AND SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

          7.7.1 The Company may place on the certificates and documents representing the Shares such additional legends as may be necessary or advisable for purposes of compliance with the applicable state securities laws.

          7.7.2 The Investor acknowledges that the Shares to be issued to it under this Agreement must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

    7.8   No Adverse Change in Financial Condition.   There has not been any
material adverse change in the financial condition or operations of the business of the Investor and its consolidated subsidiaries, considered as a whole, from that shown in its most recent SEC Filing.

8.  SURVIVAL OF WARRANTIES

    The warranties and representations of each of the parties to this Agreement contained in or made pursuant to SECTIONS 6 and 7 of this Agreement shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares under this Agreement, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the party to whom such representation, warranty or covenant is made.

9.  FURTHER AGREEMENTS OF THE PARTIES

    9.1 Cooperation. The Company and the Investor shall each cooperate with the other in supplying such information as it may reasonably request in order to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Shares issued under this Agreement.

    9.2 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock issued under this Agreement.

    9.3 Termination of Covenants. The covenants of the Company contained in this SECTION 9 shall terminate, and be of no further force or effect, upon the date on which the Investor no longer holds at least 100,000 shares of Common Stock as presently constituted (calculated by assuming full conversion of the shares of Series A Preferred Stock issued under this Agreement).

10.       INDEMNIFICATION

    10.1 Indemnification by the Company. The Company shall indemnify, defend and hold harmless (a) the Investor, (b) each of the Investor's affiliates, assigns and successors in interest to the Shares, and (c) each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all losses which may be incurred or suffered by any such person or entity and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any of the other Company Documents.

    10.2 Indemnification by the Investor. The Investor shall indemnify, defend and hold harmless (a) the Company, (b) each of the affiliates, assigns and successors in interest to the Company, and (c) each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all losses which may be incurred or suffered by any such person or entity and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Investor contained in this Agreement or in any of the other Company Documents.

    10.3 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to SECTION 10.1 or SECTION 10.2 hereof or pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The timely delivery of any such notice shall not be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, unless the delay or untimely delivery of any such notice is materially prejudicial to the right or ability of the Indemnifying Party to defend against the claim, action or proceeding which is the subject of the notice. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section
10.4 below.

    10.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party delivered within 15 days after receipt by the Indemnifying Party of a notice for a claim for indemnification, assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval shall not be unreasonably withheld or delayed) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided that if the Indemnified Party reasonably determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party (or any constituent party thereof), the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable for
(a) the costs and expenses of more than one such separate counsel or (b) the costs and expenses of any such separate counsel which are incurred prior to the date on which the Indemnified Party delivers to the Indemnifying Party written notice of the engagement of such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third-party claim in a reasonably prudent manner.

    10.5 Survival of Representations of the Company. Notwithstanding any right of the Investor to fully investigate the affairs of the Company and notwithstanding the Investor's knowledge of facts determined or determinable by the Investor pursuant to such investigation or right of investigation, the Investor shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any other Company Documents. With the sole exception of those covenants which are to be performed by the Company after the Closing (which shall survive until a claim thereon is barred by the applicable statute of limitations), each representation, warranty, covenant and agreement of the Company contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first (1st) anniversary of the Closing Date. No claim or action for indemnity pursuant to Section 10.1 hereof for breach of any representation, warranty, covenant and agreement of the Company shall be asserted or maintained by the Investor after the expiration of such representation, warranty, covenant and agreement pursuant to the preceding sentence except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration.

    10.6 Survival of Representations of the Investor. Each representation, warranty, covenant and agreement of the Investor contained herein shall survive the execution and delivery of this Agreement and the Closing and thereafter shall terminate and expire on the first (1st) anniversary of the Second Closing Date. No claim or action for indemnity pursuant to SECTION 10.2 hereof for breach of any representation, warranty, covenant and agreement of the Investor shall be asserted or maintained by the Company after the expiration of such representation, warranty, covenant and agreement pursuant to the preceding sentence except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration.

11. TERMINATION OF AGREEMENT

    11.1 Termination. This Agreement and the transactions contemplated herein may be terminated before the Closing Date in the following manner.

          11.1.1 Mutual Consent. By the mutual written consent of the Company and the Investor.

          11.1.2 Failure of Conditions to Investor's Performance. By the Investor if, by the applicable Closing Date, any condition set forth in
SECTION 4 hereof shall not have been satisfied or waived.

          11.1.3 Failure of Conditions to Company's Performance. By the Company if, by the applicable Closing Date, any condition set forth in SECTION 5 hereof shall not have been satisfied or waived.

          11.1.4 Material Breach. By either party upon the material breach by the other party or the inaccuracy of any representation, warranty or covenant of the other party set forth in this Agreement and which breach is not cured within ten (10) days after notice thereof by the non-defaulting party.

    11.2 Liability Upon Termination. In the event of the termination of this Agreement pursuant to SECTION 11.1, neither party shall have any liability or further obligation to the other party except that each party will pay its costs and expenses incident to the negotiation and preparation of this Agreement and its performance and compliance with the Agreement, including the fees, disbursements and expenses of its counsel and advisors. However, the right of either party to recover damages for the inaccuracy or breach of any representation, warranty or covenant of the other party contained herein shall survive any termination.

12. GENERAL PROVISIONS

    12.1 Facsimile Signatures. Signatures of the parties on this Agreement, the other Company Documents or on any document or instrument delivered pursuant to this Agreement or any of the other Company Documents shall be deemed to be original signatures and shall be sufficient to bind the parties. Each party covenants to deposit the original, manually signed document for delivery by courier or by registered or certified mail to the party to whom such facsimile signature was transmitted within two business days after the date of any such facsimile transmission.

    12.2 Assignment & Delegation. Neither party to this Agreement shall be entitled to assign its rights hereunder without the consent of any other party, and no party to this Agreement shall delegate its duties and obligations hereunder without the consent in writing of the party to whom such duty or obligation is owed, and no such assignment or delegation, if so consented to, shall relieve the assignor of liability under this Agreement.

    12.3 Further Assurances. Each party to this Agreement shall take such additional actions and shall execute such documents and instruments as may be necessary or proper to cause the occurrence of any conditions precedent or conditions subsequent to his or her obligation to perform or as may otherwise be appropriate to effectuate the purposes and intention of this Agreement or to consummate the transactions contemplated hereunder.

    12.4 Counterparts and Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument binding on all the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

    12.5 Construction. The parties agree that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments of exhibits thereto.

    12.6 Governing Law. This Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties hereunder shall be governed by the laws of the State of California.

    12.7 Partial Invalidity. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

    12.8 Arbitration. Unless the relief sought requires the exercise of the equity powers of a court of competent jurisdiction, any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement or any of the other Company Documents, or the application or validity thereof, shall be submitted to arbitration. Such arbitration proceedings shall be held in Los Angeles, California, in accordance with the rules then obtaining of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable. Any award rendered in any such arbitration proceedings shall be final and binding on each of the parties hereto, and judgment may be entered thereon in any court of competent jurisdiction.

    12.9 Attorneys' Fees. Should any action or proceeding be necessary to construe or enforce the terms or conditions of this Agreement, or the application or validity thereof, then the party prevailing in such action shall be entitled to recover its reasonable attorneys' fees and other court costs, together with any costs and attorneys' fees incurred in enforcing any judgment entered therein.

    12.10 Exhibits. All exhibits or appendices attached or referred to in this Agreement are incorporated in this Agreement by such reference and are made a part hereof as though they were fully set forth herein.

    12.11 Notices. Any notices permitted or required hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivery of a legible copy was made personally or by facsimile transmission, or
(b) on the second business day after the date on which mailed by registered or certified mail, return receipt requested, addressed to the party for whom intended at the address set forth on the signature page of this agreement or such other address, notice of which is given as provided herein.

    12.12 Expenses. Each of the parties shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and in carrying out the transactions contemplated hereby.

    12.13 Third Party Benefit. The parties do not intend to confer any benefit on any person, firm, corporation, entity or individual other than the parties to this Agreement by reason, directly or indirectly, of the parties' execution and delivery of this Agreement or any of the other Company Documents, including all exhibits hereto and thereto, and any related documents, schedules, certificates and opinions.

    12.14 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

    12.15 Complete Agreement. This written instrument, together with any exhibits or appendices referred to herein, constitutes the entire understanding of the parties with respect to the matters that are the subject of this Agreement, and no representations, warranties or covenants not included in this Agreement may be relied upon by any party hereto.


                      (Signatures appear on the following page)
    IN WITNESS WHEREOF, both parties have executed this Stock Purchase Agreement to be duly executed on the dates set forth below.
                                        NAMS:

NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation


           NAMS:                                              MENTOR:

NORTH AMERICAN SCIENTIFIC,                       MENTOR CORPORATION, a
INC., a Delaware corporation                       Minnesota corporation



By                                               By
    Michael Cutrer                                    Christopher J. Conway
    President                                         Chief Executive Officer

Address for Notices:                             Address for Notices:

North American Scientific,                       Mentor Corporation
Inc.                                             5425 Hollister Avenue
7435 Greenbush Avenue                            Santa Barbara, California
North Hollywood, California                      93111
91605                                            PH:  (805) 681-6000
PH:  (818) 503-9201                              FAX: (805) 967-3362
FAX: (818) 503-0764